REORGANIZATION PLAN AND AGREEMENT


     This Reorganization Plan and Agreement ("Agreement") is made and entered into this 15th day of Novermber, 2000, between and among: (i) Waterbury Resources Inc., a Cayman Islands company, which is referred to herein as the "Company," (ii) G/O International, Inc., a Colorado corporation, which is referred to herein as "G/O Colorado," (iii) Beijing Orient LegendMaker Software Development Co., Ltd., a Company formed under the laws of the People's Republic of China, which is referred to herein as "OLM," and (iv) those persons or entities identified in Schedule A attached hereto, who are the beneficial owners of 20,000,000 shares of the capital stock of OLM which constitutes 100% of the issued and outstanding capital stock of OLM, which are referred to herein as the "OLM Shareholders."

     WHEREAS, the OLM Shareholders, as set forth in Schedule A hereto, own and have the right to sell, transfer and convey 20,000,000 shares of the capital stock of OLM which constitutes one hundred percent (100%) of the issued and outstanding capital stock of OLM; and

     WHEREAS, the Company wishes to acquire the issued and outstanding capital stock of OLM from the OLM Shareholders; and

     WHEREAS, the OLM Shareholders have agreed to deliver 20,000,000 shares of OLM which constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of OLM to the Company in exchange for those Ordinary Shares of the Company, $0.0001 par value per share, set forth in Schedule A hereto; and

     WHEREAS, in connection with such exchange of shares among the OLM Shareholders and the Company, G/O Colorado, the Company's parent, has agreed, subject to the fulfillment of certain conditions, to distribute the outstanding shares of the Company's $0.0001 par value per share Ordinary Shares currently held by it to its existing shareholders; and

     WHEREAS, the parties hereto wish to formalize the above mentioned agreements and thereafter accomplish such exchange on the terms and conditions set forth herein.

     NOW THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable considerations, the receipt and adequacy all of which are forever acknowledged and confessed, the parties hereto agree as follows:


     1. REPRESENTATIONS AND WARRANTIES BY OLM AND THE OLM SHAREHOLDERS. OLM and the OLM Shareholders hereby jointly and severally make the following express representations and warranties to the Company and to G/O Colorado:

          A. OLM is a corporation duly organized, validly existing and in good standing under the laws of the People's Republic of China.

          B. OLM is the holder of the issued and outstanding capital stock of each of those subsidiaries corporations set forth in Schedule B hereto (the "Subsidiaries"). Except as disclosed in Schedule B hereto, OLM has no subsidiaries and does not own any interest in any other entity. Further, none of the OLM Shareholders has conducted the business of OLM or any business similar to the business of OLM or related to the business of OLM under any other name or identity. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the People's Republic of China.

          C. OLM, the Subsidiaries and the OLM Shareholders have taken all necessary steps to assure that OLM and the Subsidiaries have the corporate power and are duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own their properties and conduct their businesses in the places and in the manner now conducted.

          D. OLM has registered capital of 20,000,000.00 RMB Yuan and presently has outstanding a total of 20,000,000 shares of its capital stock. OLM has no other shares of capital stock issued and outstanding and has no outstanding committments to the issue any additional shares or rights to the issuance of capital shares of OLM.

          E. The execution, delivery and performance of this Agreement by OLM and the OLM Shareholders and the transactions contemplated hereby:

          (i) are within the corporate powers of OLM, are not in contravention of the terms of the Enterprise Legal Entity Business License, the New Technology Enterpprise Approval certificate or any Articles and or Memorandum of Association or any amendments thereto of OLM or any of its Subsidiaries, and have been duly authorized by the Board of Directors of OLM, and to the best knowledge of the officers of OLM and the OLM Shareholders are not in contravention of any applicable laws;

          (ii) will neither conflict with nor result in any breach or contravention of, or the creation of any lien under, any indenture, agreement, lease, instrument or understanding to which OLM or any of its Subsidiaries or any OLM Shareholder is a party or by which any of the Assets of OLM or any of its Subsidiaries is or are bound; and

         (iii) are and will constitute the valid and legally binding obligations of OLM and of each and every OLM Shareholder, enforceable in accordance with the terms of this Agreement.

          F. OLM and the OLM Shareholders have delivered to the Company copies of those financial statements set forth on Exhibit 1 hereto respecting the operation of OLM and its Subsidiaries, prepared by KPMG in accordance with International Accounting Standards ("Existing Financial Statements").

          The Existing Financial Statements have been prepared by KPMG from the books and records of OLM and its Subsidiaries and, to the best knowledge of the management of OLM and the OLM Shareholders, accurately reflect the status and results of operations of OLM and its Subsidiaries as of the June 30, 2000 (the "Balance Sheet Date"), and to the best knowledge of OLM and the OLM Shareholders there have occurred no material adverse changes in the financial condition or business of OLM and/or its Subsidiaries as reflected in such Existing Financial Statements, other than changes in the ordinary course of business, which have not had any material adverse effect on the business or financial condition of OLM and/or its Subsidiaries, and or any of their respective Assets.

          G. OLM and the OLM Shareholders have delivered to the Company an accurate list and summary description (Schedule C) as of the date of this Agreement of all material assets of OLM and its Subsidiaries (the "Assets").

          H. OLM and the OLM Shareholders have delivered to the Company an accurate list and summary description (Schedule D) as of the date of this Agreement of all licenses, permits, franchises, certificates of need, certificate of need applications, trademarks, trade names, patents, patent applications and copyrights, owned or held by OLM and/or its Subsidiaries relating to the ownership, development or operations of OLM and/or its Subsidiaries, all of which are now valid, in good standing, not subject to renewal prior to Closing. OLM and/or the OLM Shareholders are not aware of any licenses, permits, franchises, certificates of need, certificate of need applications, trademarks, trade names, patents, patent applications and copyrights which are not possessed or held by OLM or its Subsidiaries which, taken together with the business of OLM and/or its Subsidiaries or any proposed business of OLM and/or its Subsidiaries such failure to possess or hold the same would materially adversely effect the ability of OLM and/or its Subsidiaries to conduct their existing business or any proposed business.

          I.   OLM and the OLM Shareholders have delivered to the Company an accurate list (Schedule E) as of the date of this Agreement of all material agreements which relate to or may affect the Assets or the operation of the OLM and/or its Subsidiaries, to which OLM and/or any of its subsidiaries is a party or by which OLM and/or any of its Subsidiaries, or any of its Assets is bound (the "Contracts") and have made copies of such Contracts available to the Company and G/O Colorado for inspection. None of such Contracts unduly burdens or restricts OLM and/or its Subsidiaries in conducting its current ordinary course of businesses nor restricts or would tend to restrict any proposed further courses of business. OLM and its Subsidiaries have complied with all material commitments and obligations under all such agreements, such agreements constitute the entire agreements by and between the parties as respectively indicated on Schedule E. Neither OLM nor any of its Subsidiaries are a party to nor are their Assets bound by:

          (i) except as expressly set forth in Schedule E, any contracts or commitments affecting ownership of, title to, use of, or any interest in the Assets;

          (ii) except as expressly set forth in Schedule E, any patent licensing agreements or any other agreements or commitments with respect to patents, patent applications, trademarks, trade names, technical assistance, copyrights or other like terms;

         (iii) except as expressly set forth in Schedule E, any incentive compensation, pension, retirement, profit sharing or other like employee pension or welfare plans of any nature whatsoever, other than sick leave and vacation policies for any of the employees of OLM and/or its Subsidiaries;

          (iv) except as expressly set forth in Schedule E, any collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees affecting or which could affect the Assets;

           (v) except as expressly set forth in Schedule E, any employment contracts or any other contracts, agreements or commitments to or with individual employees or agents affecting or which could affect its business or the Assets extending for a period of more than ninety (90) days from the Closing Date, or which cannot be terminated without cause upon not more than ninety (90) days notice without payment of penalty or equivalent thereof;

          (vi) except as expressly set forth in Schedule E, any other contracts or commitments providing for payments based in any matter on the revenues, purchases or profits of OLM or any of its Subsidiaries.

          J.   OLM and the OLM Shareholders warrant and represent that:

          (i) The Contracts constitute the entire agreements by and between the respective parties thereto; and

          (ii) In all material respects, all obligations required to be performed under the terms of the Contracts have been performed, and each of the Contracts is now and will be, upon and after the Closing Date, in full force and effective without default on the part of the parties thereto.

         (iii) with respect to any leases respecting real estate:

               (a) OLM and/or its Subsidiaries and/or the OLM Shareholders, to the best of their knowledge, have not received any notice of violation of any applicable ordinance or other law, order, regulation or requirement, or notice of condemnation, lien, assessment or the like, relating to any part of the real property at which any business conducted by OLM and/or its Subsidiaries are located or from which they are operated;

               (b) To the best knowledge of OLM and the OLM Shareholders, each operation of OLM and/or its Subsidiaries, wherever located, is in compliance with all applicable zoning ordinances and the consummation of transactions contemplated herein will not result in a violation of any applicable zoning ordinance or termination of any applicable zoning variance now existing;

               (c) All fixtures and improvements within or upon real estate utilized by OLM and/or its Subsidiaries is in operating condition and in a reasonable state of maintenance and repair, except for deterioration caused by normal wear and tear in the ordinary course of business;

          K. All the inventory and supplies constituting any part of the Assets are of a quality usable and salable in the ordinary course of the business of OLM and/or its Subsidiaries. Inventory and supplies are carried at the lower of cost or market, on a first-in, first-out basis and are properly stated in the Existing Financial Statements.

          L. OLM and the OLM Shareholders have delivered to the Company an accurate list and a substantially complete description (Schedule F) of all the equipment (including all software) associated with, or constituting any part of the Assets as of the Balance Sheet Date, designating which of the equipment is owned or leased by OLM and/or its Subsidiaries. The equipment included in Schedule F is adequate in all material respects to fully equip and operate OLM and or its Subsidiaries as now being operated and is in operating condition and in a reasonable state of maintenance and repair, except for deterioration caused by normal wear and tear in the ordinary course of business;

          Since the Balance Sheet Date, OLM and /or its Subsidiaries have not acquired or sold or otherwise disposed of any equipment associated with, or constituting any part of, the Assets.

          M. OLM and/or its Subsidiaries will have good and marketable title to all properties, assets and leasehold estates, real and personal, constituting or associated with the Assets or any part thereof, subject to no mortgage, lien, pledge, security interest, conditional sales agreement, encumbrance or charge, except as set forth on Schedule G and liens for current taxes and assessments, if any, with respect to which no default exists.

          N. OLM and the OLM Shareholders have delivered to the Company an accurate Schedule (Schedule H) as of the Closing Date of this Agreement reflecting the insurance policies covering the ownership and operations of the Assets by OLM and/or its Subsidiaries, which Schedule H reflects the policies' numbers, terms, identity of insurers, amounts and coverage. All of such policies are now and will be in full force and effect on and after the Closing hereunder on an occurrence basis with no premium arrearages. True and correct copies of all such policies and any endorsements thereto have been delivered to the Company and to G/O Colorado.

          O. OLM and/or its Subsidiaries currently employs those management personnel set forth in Schedule I hereto at the salary levels set forth therein. OLM and the OLM Shareholders have provided to the Company all materials containing policies and procedures governing employees of OLM and/or its Subsidiaries. Except as set forth in Schedule I, neither OLM nor any of its Subsidiaries have had any pension, profit sharing, deferred compensation or other employee pension or welfare benefit plan or arrangement relating to the operations of OLM and/or its Subsidiaries. There is not pending and, to the knowledge of OLM or the OLM Shareholders, there is not threatened, any employee strike or work stoppage affecting OLM and or its Subsidiaries. Further, no management personnel has threatened to leave the employ or has left the employ of OLM and/or its Subsidiaries for the preceding twelve months except as set forth in Schedule I hereto. Schedule I hereto sets forth all employment contracts entered into between OLM and any employees of OLM and between any of its Subsidiaries and any employees of its Subsidiaries, copies of which have been provided to the Company and G/O Colorado.

          P. OLM and the OLM Shareholders have delivered to the Company an accurate list and summary description (Schedule J) as of the Balance Sheet Date of all litigation, complaints or proceedings to which OLM and/or its Subsidiaries or any OLM Shareholder is a party as the same relates to or in any way is connected with the operation of OLM and/or its Subsidiaries. Neither OLM nor any of its Subsidiaries is in default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located which would have a material adverse effect on the Assets or the operation of OLM and/or its Subsidiaries and, except to the extent set forth on Schedule J there are no claims, actions, suits, proceedings or investigations pending or to the best knowledge of OLM and/or the OLM Shareholders threatened against or affecting OLM and/or its Subsidiaries and/or the Assets or the OLM Shareholders, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located.

          Q. Since the Balance Sheet Date, except as disclosed in Schedule K, there has not been:

          (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of OLM and/or its Subsidiaries;

          (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of OLM and/or its Subsidiaries;

         (iii) any increase in the compensation payable or to become payable by OLM and/or its Subsidiaries to any OLM and/or any of its Subsidiaries employee, officers, or agents, or any bonus payment or arrangement made to or with any thereof;

          (iv) any labor dispute, proposed law or regulation or any event or condition of any character materially adversely affecting the business or future prospects of OLM and/or its Subsidiaries; or

           (v) any transaction by OLM and/or its Subsidiaries outside the ordinary course of their respective businesses.

          R. The OLM Shareholders are acquiring the Shares of the Company solely for their own account, for investment, and not with a view to any subsequent "distribution" thereof within the meaning of the Securities Act of 1933, as amended (said Act and rules and regulations promulgated thereunder being hereinafter referred to as the "Act"). The OLM Shareholders understand that the Company's Shares have not been registered under the Act by reason of the specific exemptions therefrom, which exemptions depend in part upon their subjective investment intent as expressed herein. In furtherance of the foregoing, each shall be required to execute and deliver to the Company an Investment Letter, in the form attached hereto as Exhibit 2, as a condition precedent to the issuance of the Company's securities issuable to them hereunder.

          S.   The OLM Shareholders. hereby acknowledges that they are:

          (i) Neither citizens nor residents of the United States of America;

          (ii) "Accredited Investors" as such term is defined in Regulation D promulgated under the Act, or they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed transaction and their acquisition of the Company's Shares; and

         (iii) able to bear the economic risks associated with the acquisition of the Company's Shares and are able to protect their own interests in an investment of this nature, and

          T. Each OLM Shareholder possesses good title to his respective shares of OLM capital stock, free and clear of all liens, charges, encumbrances and restrictions, except restrictions as to resale imposed by state and federal securities laws. No consent, approval or authorization of any government, administrative agency or court, domestic or foreign having jurisdiction over the OLM Shareholders is legally required for the sale or the transfer of the OLM shares to the Company in the manner contemplated by this Agreement.

          U. The shares of OLM capital stock, to be tendered by each OLM Shareholder to the Company pursuant to this Agreement were, when issued and remain, duly and validly issued and authorized by OLM and remain issued on a fully paid basis with no further right of assessment by OLM.

          OLM and each of the OLM Shareholders further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive for a period of two years from the Closing Date. Further, the Exhibits and Schedules hereto and all other documents and information furnished to the Company and to G/O Colorado and the Company's and G/O Colorado's representatives by OLM and the OLM Shareholders pursuant hereto do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

     2. REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND BY G/O COLORADO. The Company and G/O Colorado hereby make the following express representations and warranties to OLM and the OLM Shareholders:

          A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands, British West Indies and G/O Colorado is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and each has the corporate power to own its properties and carry on its business as now being conducted. Copies of the Company's Memorandum & Articles of Association and G/O Colorado's Articles of Incorporation and By-Laws have heretofore been furnished to OLM and the OLM Shareholders by the Company and by G/O Colorado, and all such copies are true, correct and complete copies of the original Memorandum & Articles of Association and Articles of Incorporation and By-Laws including all amendments thereto.

          B. The Company has the corporate authority to issue a total of 100,000,000 Ordinary Shares of a nominal or par value of US$0.0001 per share, of which 1,414,000 shares are presently issued and outstanding and 10,000,000 Preferred Shares of a nominal or par value of US$0.0001 per share, none of which are outstanding, and 390,000,000 unclassified shares of a nominal or par value of US$0.0001, none of which are issued or outstanding. A total of 714,000 of the total of 1,414,000 of the Company's Ordinary Shares (58.8%) are owned by G/O Colorado. Prior to the Closing as provided herein, the Company will forward split its Ordinary Shares on the basis calculated by subtracting from 14,000,000 the number of equity shares issued in connection with the financing of OLM, under the terms of the Financing Letter of Intent and dividing such sum by the number of issued and outstanding shares of the Company immediately prior to the Reorganization contemplated hereby.

          C. The Company has no subsidiaries. G/O Colorado has those subsidiaries set forth in Schedule L hereto.

          D. Attached hereto as Schedule M is a list of all documents filed by G/O Colorado with the United States Securities & Exchange Commission for the past twelve months as of the date of this Agreement (the "Disclosure Information"). The Company has provided to each of the OLM Shareholders copies of each item set forth on Schedule M.

          E. The audited Financial Statements of G/O Colorado contained in the G/O Colorado Form 10KSB included in the Disclosure Information described in Schedule M hereto (the "Company's Financial Statements"), except as further described in Schedule M hereto, constitute substantially true and correct statements of the financial condition of the Company and the Company's assets, liabilities and income as of such date. Since the date of the Balance Sheet contained in the Financial Statements, except as described in Schedule M the Company has not:

          (i) issued any additional shares of its capital stock to any person;

          (ii) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its issued and outstanding shares of capital stock;

         (iii) paid or agreed to pay any consideration in redemption of any of its issued and outstanding shares of capital stock; or

          (iv) entered into any other transaction or agreement that would, or might, materially impair the shareholder's equity of the Company as reflected in such Balance Sheet.

          F. The execution and delivery of this Agreement, and issuance of the Company's Shares required to be issued hereunder, will have been duly authorized by all necessary corporate action and neither the execution nor delivery of this Agreement nor issuance of the Company's Shares, nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, the Memorandum & Articles of Association of the Company or the Articles of Incorporation or By-Laws of G/O Colorado or any indenture, agreement or other instrument to which the Company or G/O Colorado is a party, or by which either is bound or by which their property is bound.

          G. Neither the Company nor G/O Colorado is involved in any pending or threatened litigation that would, or might, materially affect its financial condition and which has not been:

          (i)  provided for in the G/O Colorado Financial Statements, and

          (ii) disclosed to OLM, and/or the OLM Shareholders in writing.

          H. There are no unpaid assessments or proposed assessments of income taxes pending against the Company or G/O Colorado. All liabilities for Federal and State income or franchise taxes, as shown on the tax returns filed, or to be filed, by the Company and G/O Colorado, have been paid or the liability therefore has been provided for in the Balance Sheet contained in the Disclosure Information set forth in Schedule M hereto and all Federal and State income or franchise taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued.

          I. The Company's 66,000,000 Ordinary Shares, $0.0001 par value per share, which will be delivered by the Company to the OLM Shareholders pursuant to the terms of this Agreement, as set forth in Schedule A hereto will, on delivery in accordance with the terms hereof, be duly authorized, validly issued and fully paid and non assessable.

          The Company further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true Closing Date and shall survive for a period of two years from the Closing Date.

     3. COVENANTS OF OLM AND THE OLM SHAREHOLDERS PRIOR TO CLOSING. Between the date of this Agreement and the Closing Date:

          A. OLM and the OLM Shareholders shall afford to the officers and authorized representatives of the Company and/or G/O Colorado reasonable access to the properties, books and records of OLM and its Subsidiaries, and will furnish the Company and G/O Colorado with such additional financial and operating data and other information as to the business and properties of OLM and its Subsidiaries as the Company and/or G/O Colorado may from time to time reasonably request without regard to where such information may be located. OLM and OLM Shareholders shall cooperate with the Company and G/O Colorado, the Company's and G/O Colorado's representatives and counsel in the preparation of any document or other material which may be required in connection with any document or material required by any governmental agency as a predicate to or result of the transaction herein contemplated. The Company and G/O Colorado shall cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information as the Company and/or G/O Colorado may be required to disclose to disclose to any governmental agency) and will not use, and will not knowingly permit others to use, any such information in a manner detrimental to OLM and/or its Subsidiaries and/or the OLM Shareholders.

          B. With respect to the ownership, operations and development of OLM and/or its Subsidiaries, OLM and the OLM Shareholders agree to:

          (i) carry on the business of OLM and its Subsidiaries in substantially the same manner as heretofore and not make any material change in personnel, operations, finance, accounting policies, or real or personal property;

          (ii) maintain the Assets and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted;

         (iii) perform all of the obligations of OLM and its Subsidiaries under agreements relating to or affecting the assets, properties and rights of OLM and/or its Subsidiaries;

          (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

           (v) maintain and preserve the business organization of OLM and its Subsidiaries intact, retain the present management personnel of OLM and its Subsidiaries and maintain the relationship of OLM and its Subsidiaries with suppliers, customers and others having business relations with OLM and its Subsidiaries;

          C. With respect to the ownership, operation and development of OLM and its Subsidiaries, OLM and the OLM Shareholders will not, without the prior written consent of the Company:

          (i) increase compensation payable or to become payable or make a bonus payment to or otherwise enter into one or more agreements with or otherwise create any officer, employee or agent;

          (ii) create, assume or permit to exist any new mortgage, pledge or other lien or encumbrance upon any of the Assets;

          (iv) sell, assign, lease or otherwise transfer or dispose of any of the Assets; or

          (v) merge or consolidate or agree to merge or consolidate with or into any other entity

     4. COVENANTS OF THE COMPANY AND G/O COLORADO. Between the date of this Agreement and the Closing Date:

          A.   With respect to corporate action to be taken by G/O
Colorado, the respective Boards of Directors of the Company and G/O Colorado shall take all action necessary to:

          (i) Forward split the Company's Ordinary Shares on the ratio determined by dividing the current number of shares outstanding (1,414,000) by the denominator calculated by subtracting from the number 14,000,000 that number of the Ordinary Shares of OLM issued to investors in the Bridge Financing as set forth in paragraph 6D herein below (the "Stock Split");

          (ii) Distribute to the shareholders of G/O Colorado shares of the Company's currently issued and outstanding $0.0001 par value per share Ordinary Shares held by G/O Colorado. In connection therewith G/O Colorado, through its directors shall immediately distribute the Company's Ordinary Shares held by it to Leonard W. Burningham, Esq., legal counsel to G/O Colorado, to be held by him for further distribution to those G/O Colorado Shareholders, or their assigns, determined as of a dividend date selected by G/O Colorado, upon registration by the Company of its Ordinary Shares, $0.0001 par value per share, under Section 12(g) of the Securities Exchange Act of 1934, as amended; or, alternatively, pursuant to a registration of the Ordinary Shares pursuant to the Securities Act of 1933, as amended, all pursuant to a mutually satisfactory escrow agreement to be executed among the G/O Colorado and the Escrow Agent (the "Distribution").

          B. With respect to the ownership, operations and development the Company, the Company and G/O Colorado agree to:

          (i) carry on the business of the Company in substantially the same manner as heretofore and not make any material change in personnel, operations, finance, accounting policies, or real or personal property;

          (ii) maintain any assets of the Company and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted;

         (iii) perform all of the obligations of the Company under agreements relating to or affecting the assets, properties and rights of the Company;

          (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

           (v) maintain and preserve the business organization of the Company intact, retain the present employees of the Company and maintain the relationship of the Company with suppliers, customers and others having business relations with the Company;

          C. With respect to the ownership, operation and development of the Company, the Company and G/O Colorado will not, without the prior written consent of the OLM Shareholders:

          (i) increase compensation payable or to become payable or make a bonus payment to or otherwise enter into one or more agreements with or otherwise create any officer, employee or agent;

          (ii) create, assume or permit to exist any new mortgage, pledge or other lien or encumbrance upon any of the Company's assets;

         (iii) sell, assign, lease or otherwise transfer or dispose of any of the Company's assets; or

          (iv) merge or consolidate or agree to merge or consolidate with or into any other entity.

          D. G/O Colorado and the Company shall afford to the officers and authorized representatives of OLM reasonable access to the properties, books and records of G/O Colorado and the Company, and will furnish the OLM Shareholders with such additional financial and operating data and other information as to the business and properties of G/O Colorado and the Company as the OLM Shareholders may from time to time reasonably request without regard to where such information may be located. G/O Colorado and the Company shall cooperate with the OLM Shareholders and their representatives and counsel in the preparation of any document or other material which may be required in connection with any document or material required by any governmental agency as a predicate to or result of the transaction herein contemplated. The OLM Shareholders shall cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information as the OLM Shareholders may be required to disclose to disclose to any governmental agency) and will not use, and will not knowingly permit others to use, any such information in a manner detrimental to the Company or G/O Colorado.

     5. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND G/O COLORADO. The obligations of the Company and G/O Colorado hereunder are, at the option of the Company and G/O Colorado, subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by the Company and G/O Colorado:

          A. The representations and warranties of OLM and the OLM Shareholders contained in this Agreement shall be true when made and on and as of the Closing Date, as though such representations and warranties had been made on and as of such Closing Date; and each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by OLM and/or the OLM Shareholders on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

          B. No material adverse change in the results of operations, financial condition or business of OLM and/or its Subsidiaries shall have occurred, and OLM and or its Subsidiaries shall not have suffered any material change, loss or damage to its business or to the Assets, whether or not covered by insurance, since the Balance Sheet Date or except as noted in Schedules attached to this Agreement.

     6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF OLM, THE OLM SHAREHOLDERS. The obligations of the OLM Shareholders and OLM hereunder are subject to the following conditions

          A. The OLM Shareholders and OLM shall not have discovered any material error or misstatement in any of the representations and warranties made by the Company and/or G/O Colorado herein and all the terms and conditions of this Agreement to be performed and complied with by the Company and G/O Colorado have been performed and complied with.

          B. There shall have been no substantial adverse changes in the financial condition, business or operations of the Company and/or G/O Colorado, except for changes resulting from those operations in the usual ordinary course of the business, and no business and assets of the Company and/or G/O Colorado shall have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of the workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or Acts of God or of the public enemies.

          C. G/O Colorado's board of directors shall have adopted a resolution approving the contemplated Stock Split and the Distribution as described in paragraphs 4A(i) and (ii).

          D. Waterbury shall have received capital contributions equal not less than USD$2,300,000 (the "Bridge Financing") pursuant to that certain Letter of Intent dated July 12, 2000, a copy of which is attached hereto as
Exhibit 3 (the "Placement Letter of Intent").

     7. CONDITIONS SIMULTANEOUS. The Reorganization and the Bridge Financing shall close simultaneously through the delivery of all closing documents required under this Reorganization Agreement and under the Placement Agreement contemplated by the Placement Letter of Intent.

     8. CONDITION SUBSEQUENT. The following conditions shall occur within ninety-days (90) after the Closing contemplated hereby:

          A. the Company shall prepare and file with the SEC a registration under Section 12(g) of the Securities Act of 1934, as amended; or, alternatively, pursuant to a registration of the Ordinary Shares pursuant to the Securities Act of 1933, as amended, thereby registering the Company's $0.0001 par value per share Ordinary Shares for distribution by the G/O Shareholders and, in addition, up to 6,000,000 shares held by certain key employees of OLM who are also shareholders of OLM, as designated by the OLM Board of Directors.

     9. CLOSING DATE. The Closing of this Agreement (the "Closing Date") shall take place on successful completion of the Bridge Financing.

     10. ACTIONS AT CLOSING. Subject to the terms and conditions set forth herein. At the time of the Closing referred to in Section 9 hereof, the Comany will cause to be issued and delivered to the OLM Shareholders, identified in Schedule A hereto, certificates evidencing the ownership of the securities as designated therein and concurrently therewith the OLM Shareholders, identified in Schedule A hereto, shall directly or through their agent deliver or cause to be delivered to the Company the certificates evidencing the ownership of securities as designated therein, all duly endorsed to the Company, and each party shall pay any and all taxes required to be paid in connection with the issuance and the delivery of their own securities. All stock certificates shall be in the name of the party to which the same are deliverable. In addition to the above mentioned exchange of certificates, the following transactions will take place at the Closings:

     The Company will deliver to the OLM Shareholders and OLM:

          A. Duly certified copies of corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement along with the duly certified resolutions of the minutes of the board of directors of G/O Colorado approving the Stock Split and the Distribution.

          B. A certificate executed by a principal officer of the Company and G/O Colorado attesting to the fact that all of the foregoing representations and warranties of the Company and G/O Colorado are true and correct as of the Closing Date and that all of the conditions to the obligations of OLM, and OLM Shareholders which are to be performed by the Company and G/O Colorado have been performed as of the Closing Date; and

     The OLM Shareholders and OLM  will deliver to the Company:

          A. Duly certified copies of corporate resolutions and other corporate proceedings taken by OLM to authorize the execution, delivery and performance of this Agreement; and

           B. A certificate by a principal officer of OLM, that each of the representations and warranties of OLM and the OLM Shareholders are true and correct as of the Closing Date and that all of the conditions to the obligations of the Company and G/O Colorado which are to be performed by OLM and the OLM Shareholders have been performed as of the Closing Date.

     11. BOARD OF DIRECTORS. Immediately after the Closing, the Boards of Directors of G/O Colorado, the Company and OLM shall hold a meeting at which the Company's Board of Directors will resign and will be replaced by designees of the OLM Shareholders.

     12. FUTURE REGISTRATION. The OLM Shareholders understand that, subject to the registration rights possessed in the Placement Letter of Intent, because the Company's Ordinary Shares to be delivered to them hereunder have not been registered under the Act or any State Act, they must hold the Company's Shares indefinitely, and cannot dispose of any or all of them unless such they are subsequently registered under the Act and any applicable State Act, or exemptions from registration are available. The OLM Shareholders acknowledge and understand that, except as provided herein, they have no independent right to require the Company to register the Shares. The OLM Shareholders further understand that the Company may, as a condition to the transfer of any of the Shares require that the request for transfer be accompanied by an opinion of legal counsel, in form and substance satisfactory to the Company, provided at such OLM Shareholder's expense, to the effect that the proposed transfer does not result in violation of the Act or any applicable State Act, unless such transfer is covered by an effective registration statement under the Act and is in compliance with all applicable State Acts.

     13. TRANSFERABILITY. All Shares that are issued to the OLM Shareholders pursuant to the terms of this Agreement shall be "restricted securities" within the meaning of Rule 144 of the Act. The Company shall issue stop transfer instructions to the transfer agent for its Ordinary Shares and with respect to the Shares and shall place the following legend, or one substantially similar thereto, on the certificates representing such Shares:


          "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption therefrom under the Act or any applicable state securities act."

     14. ACCESS TO INFORMATION. Concurrently herewith, the Company and G/O Colorado have delivered to the OLM Shareholders and their respective representatives those materials set forth in Schedule M hereto along with correct and complete copies of all documents and records requested by them.
In addition, the OLM Shareholders have had the opportunity to ask questions of, and received answers from, officers and directors of the Company and G/O Colorado, and persons acting on its behalf concerning such information and the terms and conditions of the Agreement, and have received sufficient information relating to the Company and to G/O Colorado to enable them to make an informed decision with respect to the acquisition of the Ordinary Shares.

     15. NO SOLICITATION. At no time were the OLM Shareholders presented with or solicited by any leaflet, public promotion meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising in connection with their acquisition of the Ordinary Shares.

     16. EXPENSES. The OLM Shareholders and OLM and the Company and G/O Colorado shall each pay their respective expenses incident to this Agreement and the transactions contemplated hereby, including all fees of their counsel and accountants, whether or not such transactions shall be consummated. Notwithstanding the foregoing, Waterbury shall defray the cost of the 12(g) filing or the registration of its ordinary shares as provided in paragraph 8A herein above.

     17. FINDERS. The OLM Shareholders and OLM shall indemnify and hold the Company and G/O Colorado harmless against and with respect to all claims or brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based on any agreements, arrangements, or understandings claimed to have been made by the OLM Shareholders and OLM with any third party. The Company and G/O Colorado shall indemnify and hold the OLM Shareholders and OLM harmless against and with respect to all claims for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based in any agreements, arrangements, or understandings claimed to have been made by the Company and/or G/O Colorado with any third party. Except as provided in Exhibit 4, each party to this Agreement represents and warrants to each other party that it has not dealt with and does not know of any person, firm or corporation asserting a brokerage, finder's or similar claim in connection with the making or negotiation of this Agreement or the transactions contemplated hereby.

     18. MISCELLANEOUS.

          A. Each Exhibit, Certificate and Schedule to this Agreement shall be considered a part hereof as if set forth herein in full. Notwithstanding any other provision herein to the contrary, all Exhibits, Certificates, Schedules or other instruments provided for herein and not delivered at the time of execution of this Agreement shall be delivered or completed on or before Closing; and it shall be deemed a condition precedent to the Closing hereunder that each such Exhibit, Certificate, Schedule or other instrument shall meet with the approval of the party to whom such Exhibit, Certificate, Schedule or other instrument is to be delivered hereunder.

          B. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as the requesting party may deem necessary to effectuate this Agreement.

          C. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

          D. In the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

          E. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, British West Indies, and that the courts of the Cayman Islands shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Agreement.

          F. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. All provisions contained herein shall be binding upon the respective parties their legal representatives, successors and assigns unless otherwise explicitly stated; provided however that the use of a party's name without more shall not be deemed such an explicit statement.

          G. The transactions contemplated hereby shall be effective for accounting purposes as of the Closing Date, unless otherwise agreed in writing by the OLM and the Company and G/O Colorado.

          H. The OLM, the OLM Shareholders, the Company and G/O Colorado mutually agree that no party hereto shall release, publish or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of the OLM Shareholders and the Company and G/O Colorado, except for information and filings reasonably necessary to be directed to governmental agencies to fully and lawfully effect the transactions herein contemplated.

          I. The waiver by either party of breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

          J. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

     If to OLM or the OLM Shareholders:

     Liu Jinsong, President
     Beijing Orient LegendMaker Software Development Company
     4th Floor
     Changxin Plaza
     39 Anding Road
     Chaoyang district
     Beijing PRC


     If to the Company or G/O Colorado:

     G/O International, Inc.
     11849 Wink
     Houston, Texas 77024

     With Copy to:

     Leonard W. Burningham, Esq.
     Hermes Building Suite 205
     455 East 500 South
     Salt Lake City, Utah 84111

or to such other address, and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party.

          K. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or un-enforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be in full force and effect, enforceable in accordance with its terms.

          L. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

          M. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

          N. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect; the parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. The provisions of this Agreement shall survive the Closing and remain of full force and effect for a period of two years; All other agreements described, referenced or contemplated herein shall not be merged herewith. This Agreement may be executed in two or more counterparts, each and all of which together shall constitute but one and the same instrument.

                       REORGANIZATION PLAN AND AGREEMENT
                          COUNTERPART SIGNATURE PAGE
         Beijing Orient LegendMaker Software Development Co., Ltd.

     This Counterpart Signature Page for that certain Reorganization Plan and Agreement among OLM Consolidated a company formed under the laws of the Cayman Islands, G/O International, Inc., a corporation formed under the laws of Colorado, U.S.A., its majority owned subsidiary corporation Waterbury Resources Inc. and the various shareholders of OLM that are signatories hereto is executed by OLM Consolidated as of the date first written above.

Beijing Orient LegendMaker Software Development Co., Ltd.

By: /s/
    Its President

              REORGANIZATION PLAN AND AGREEMENT SIGNATURE PAGE
                            OLM SHAREHOLDERS


     The undersigned, in his, her or its capacity as the beneficial owner of _________shares of the capital stock of Beijing Orient LegendMaker Software Development Co., Ltd., a company formed under the laws of the People's Republic of China (the "Company") hereby joins in and executes the Reorganization Plan and Agreement between and among the Company, G/O International, Inc., a Colorado corporation, its majority owned subsidiary Waterbury Resources Inc., a Cayman Islands company and those holders of the Company's shares of capital stock that shall execute and deliver this Counterpart Signature Page to the Reorganization Plan and Agreement, intending to be bound hereby to the terms and conditions of such Reorganization Plan and Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Counterpart Signature Page in the City of __________________________Country of __________________ this _____ day of November, 2000.


/s/
(Signature)

                       REORGANIZATION PLAN AND AGREEMENT
                          COUNTERPART SIGNATURE PAGE
                            G/O International, Inc.


     This Counterpart Signature Page for that certain Reorganization Plan and Agreement among Beijing Orient LegendMaker Software Development Co., Ltd., a company formed under the laws of the People's Republic of China, G/O International, Inc., a corporation formed under the laws of Colorado, U.S.A., its majority owned subsidiary corporation Waterbury Resources Inc. and the various shareholders of Beijing Orient LegendMaker Software Development Co., Ltd. that are signatories hereto is executed by G/O International, Inc., as of the date first written above.

G/O International, Inc., a Colorado corporation

By: /s/ John L. Burns
John L.  Burns
Its President

                          REORGANIZATION PLAN AND AGREEMENT
                              COUNTERPART SIGNATURE PAGE
                               Waterbury Resources, Inc.

     This Counterpart Signature Page for that certain Reorganization Plan and Agreement among Beijing Orient LegendMaker Software Development Co., Ltd., a company formed under the laws of the People's Republic of China, G/O International, Inc., a corporation formed under the laws of Colorado, U.S.A., its majority owned subsidiary corporation Waterbury Resources Inc. and the various shareholders of Beijing Orient LegendMaker Software Development Co., Ltd. that are signatories hereto is executed by Waterbury Resources Inc. as of the date first written above.

Waterbury Resources Inc., a Cayman Islands corporation

By: /s/ Peter Anderson
Peter Anderson
Its Director

                                 SCHEDULE A

                               OLM SHAREHOLDERS

Attached hereto

Name
No. OLM Shares
No. Waterbury Shares

                    Schedule B-OLM Subsidiaries



1. Shanghai Orient LegendMaker Software Technology Co. Ltd.
2. Chengdu Orient LegendMaker Co. Ltd. (Branch Office)
3. Guangzhou Orient LegendMaker Software Co. Ltd. (Branch Office)
4. Beijing Orient LegendMaker System Integration Co. Ltd.

                         Schedule C- OLM Assets

         Schedule D- OLM Licenses, Permits and Intellectual Property

                        Schedule E- OLM Contracts

                         Schedule F-OLM Equipment

             Schedule G- OLM Existing Mortgages, Liens and Etc.

                        Schedule H- OLM Insurance

          Schedule I- Employees, Pensions and Sick Leave Policies

                        Schedule J- OLM Litigation

                     Schedule K- OLM Material Changes

               Schedule L G/O International, Inc.-Subsidiaries


1. Waterbury Resources Inc., a Cayman Islands corporation
2. Daimyo Industries Ltd., a Cayman Islands corporation
3. Antares Trading Inc., a Cayman Islands corporation
4. G/O International, Inc., a Delaware corporation

                   Schedule M- G/O International, Inc.
       Documents filed with the Securities & Exchange Commission
                             and changes


The Form 10-KSB for the fiscal year ending December 31, 1999
The Form 10-QSB for the Quarter ending March 31, 2000
The Form 10-QSB for the Quarter ending June 30, 2000

Since the date of the Form 10QSB for the Quarter ending June 30, 2000, the Company issued to G/O Colorado a total of 200,000 of its Ordinary Shares, $0.0001 par value per share for total consideration of $50,000, thereby increasing the holdings of G/O Colorado to 714,000 Ordinary Shares or 58.8%

Documents provided by Waterbury Resources

Financial Statements audited by KPMG as of September 30, 2000

Exhibit 1- OLM Financial Statements

Exhibit 2-Investment Letter



                          Waterbury Resources Inc.
                                   and
                          G/O International, Inc.

                             INVESTMENT LETTER

Waterbury Resources Inc.
P.O. Box 2097
Grand Cayman, Cayman Islands, British West Indies

G/O International, Inc.,
11849 Wink
Houston, Texas 77024


Re: Acquisition of Ordinary Shares of Waterbury Resources Inc., a Cayman Islands corporation (the "Company").

Gentlemen,

     Pursuant to that certain Reorganization Plan and Agreement ("Plan") among the Company, G/O International, Inc., a Colorado corporation, the Company's parent ("G/O Colorado"), Beijing Orient LegendMaker Software Development Co., Ltd., a company formed under the laws of the People's Republic of China ("OLM") and the holders of 20,000,000 shares of the capital stock of OLM (the "OLM Shareholders") including the undersigned, being the holder of that number of shares of the capital stock of OLM set forth in Schedule A of the Plan, the undersigned has agreed to exchange his, her or its shares of the capital stock of OLM for that number of the Ordinary Shares of the Company as set forth in Schedule A to the Plan. In connection therewith, the undersigned hereby acknowledges that he, she or it has approved this exchange; that he, she or it is aware of all of the terms and conditions of the Plan; that he, she or it has received and personally reviewed a copy of any and all material documents regarding the Company and G/O Colorado which have been delivered for his, her or its review, including those documents set forth in Schedule M of the Plan and, based upon such review, desires to acquire at total of that number of the $0.0001 par value per share Ordinary Shares of the Company (the "Shares") set forth in Schedule A of the Plan, upon the terms set forth in the Plan. In connection therewith:


1.   Representations and Warranties of the Undersigned.

     (a) Respecting Offering Materials. The undersigned hereby represent and warrant that he, she or it :

          (1) has been furnished with those materials and documents set forth in Schedule M to the Plan ("Disclosure Materials").

          (2) has been given the opportunity to ask questions of and receive answers from the officers and directors of the Company and G/O Colorado with respect to the issuance of the Ordinary Shares pursuant to the Plan, the Shares, the business of the Company and G/O Colorado and any other matters which they considered to be material to his her or its investment decision and all such questions have been answered to his, her or its full satisfaction;

          (3) has not relied on any information or representation other than those set forth in the Company's and G/O Colorado's Disclosure Materials and such other written information and representations as have been provided by the officers and directors of the Company and G/O Colorado pursuant to a specific question or request for additional information;

          (4) has not been presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.

     (b) Respecting Investor Suitability. The undersigned hereby represents and warrants that he, she or its:


          (1) is an "Accredited Investors" as that term is defined in Securities and Exchange Commission Regulation D, promulgated under the Securities Act of 1933, as amended (the "Act");

          (2) is capable of bearing the high degree of economic risk associated with this investment including, but not limited to, the possibility of complete loss of all his, her or its investment capital;

          (3) has sufficient financial and other resources to provide for anticipated financial needs, without taking into account any income which may be generated as a result of his, her or its investment in the Shares, and has no need for liquidity with respect to the investment in the Shares;

          (4) has total investments in illiquid investments that are reasonable in relation to his, her or its net worth and can afford the total loss of the investment in the Shares;

          (5) has had substantial experience in business of investments in one or more of the following: (i) investment experience with securities, such as stock and bonds; (ii) ownership of interests in new ventures and start-up companies; and (iii) experience in business and financial dealings; and

          (6) can protect his, her or its own interests in an investment of this nature and does not have a "Purchaser Representative," as that term is defined in Regulation D of the Act and does not need such Representative.

          (7) understands and agrees that the Shares acquired pursuant to the Plan have not been and will not be registered under the Act, that the Shares are being offered and sold in reliance upon the exemption from registration afforded by Section 4(2) and Rule 506 of Regulation D as promulgated under the Act and that the Shares have not been registered with any state securities commission or other governmental authority. Undersigned hereby acknowledge that pursuant to the requirements of Section 4(2) and Rule 506 or Regulation D, the Shares acquired from the Company may not be transferred, sold or otherwise exchanged unless registered or in transactions that are exempt therefrom.

          (8) undersigned acknowledge that the Company and G/O Colorado are relying upon the representations made by him, her or its herein in transferring the Shares hereunder without registration under the Act pursuant to an exemption therefrom as provided in Section 4(2) and Rule 506 of Regulation D promulgated thereunder. Undersigned has consulted with legal counsel in connection with this transaction.

          (9) is purchasing the Shares exclusively for his, her or its own account and not for the account or benefit or on behalf of another person.

          (10) Is not a resident or citizen of the United States of America.

     (c) Respecting Investment Liquidity. The undersigned hereby represent and warrant that he, she or it:

          (1) has been advised that the Shares have not been registered under the Securities Act of 1933 in reliance on the exemption provided by
Section 4(2) and Rule 506 of Regulation D of the Act relating to transactions not involving a public offering;

          (2) understands that the issuance of the Shares has not been approved or disapproved by the Securities and Exchange Commission or the securities regulatory authority of any state;

          (3) understands that the Shares, are, and will continue to be, unregistered securities which may not be assigned, sold, transferred, conveyed or hypothecated to any person unless such are subsequently registered under applicable Federal and state law, or unless an exemption from such registration is available to both the undersigned and the proposed transferee under such laws;

          (4) understands that, except as provided in the Placement Letter of Intent, the Company has no obligation or intention to register the Shares for sale under the Act;

          (5) understand that there is at present a limited public market for the Shares and that the lack of a liquid market may make it impossible to liquidate the Shares when desired or at then current asking price, and there can be no assurances that an active public market will ever develop; and

          (6) understands and acknowledges that this investment may be long term, must be held indefinitely, and is, by nature, highly speculative.

Undersigned further represent and warrant that all of the representations and warranties set forth above are true as of the date of this Investment Letter.

2.   Representations and Warranties of the Company

     a. The Company is a corporation organized under the laws of the Cayman Islands with full corporate authority to conduct its business as now being conducted,

     b. The issuance of the Shares required to be delivered by the Company pursuant to this Agreement, will have been duly authorized by all necessary corporate action by the Company and will not violate any provision of the corporate statutes or similar organic documents of the Company.

     c. Neither the execution nor delivery of this Investment Letter nor the issuance of Shares, nor the performance, observance or compliance with the terms and provisions of this Investment Letter by the Company will violate any provision of law, any order of any court or other governmental agency, or any indenture, agreement or other instrument to which the Company is a party or by which the Company is bound. This Investment Letter, upon its execution and delivery by the Company and assuming the due authorization, execution and delivery by the other parties hereto, will be the valid, binding, and legally enforceable obligation of the Company.

     d. The Shares, when issued to undersigned will be duly and validly authorized and issued on a fully paid basis with no further right of assessment by the Company. In order to further compliance with the requirements of Regulation D, the Company shall cause the certificates delivered by the Company's transfer agent for delivery to the Purchaser to bear the following legend or one substantially similar thereto, to be contained on the certificate representing the Shares:

"The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption therefrom under the Act or any applicable state securities act."

     e. The Company will take any and all reasonable action necessary to assist the undersigned in obtaining timely transfer and delivery of the Shares as contemplated hereby (including the execution and delivery of such additional documents as may be required to effect transfer of the Shares to the undersigned thereof as contemplated hereby).

3.   Express Covenants of the Undersigned.

     (a) Respecting Resales and Transfers. The undersigned expressly represent, covenant and warrant that he, she or it:

          (1) will not transfer or assign this Investment Letter or any of its rights hereunder, and further agrees that the assignment and transferability of the Shares shall be made only in accordance with this Investment Letter and the Plan; and

          (2) will not, without the prior written consent of the Company, assign, sell, transfer, convey or hypothecate any interest in the Shares to any person, unless the proposed transfer may be lawfully completed without such consent under the applicable provisions of the Securities and Exchange Commission Rule 144 and/or Regulation D or pursuant to a registration.

     (b) Respecting Indemnification of the Company. The undersigned represents, warrants and agrees that he, she or it will indemnify and hold the Company and each of its officers, directors and principal shareholders harmless from and against all costs and expenses, including attorney's fees, judgments and amounts paid in settlement, which may be paid or incurred by any such person in connection with or as a result of any claim, demand, action or right of action which in anyway arises from or relates to any breach by the undersigned of any representation, warranty or covenant set forth in this Investment Letter or any incomplete, evasive or misleading answer to any question set forth in herein which has been completed by them and submitted herewith.

4. Restrictive Legend. The Company intends to place the following restrictive legend, or a legend similar thereto, on each certificate representing the Ordinary Shares:

     "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption therefrom under the Act or any applicable state securities act."

5. Notices. All notices or other communications which are, or may be, required or permitted to be given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Company at the address first above written and to the undersigned at the address designated in undersigned's counterpart signature page to this Investment Letter tendered herewith.

6. Governing Law. The offer and other transactions contemplated under this Agreement shall be construed in accordance with the governed by the laws of the Cayman Islands, British West Indies.

7. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

     IN WITNESS WHEREOF, the undersigned has executed this Investment Letter in the City of __________, Country of ___________, on this ___ day of _____________, 2000.


/s/
(Signature of Subscriber)

                        SUBSCRIPTION ACCEPTANCE

     The subscription for Shares set forth in this Investment Letter is accepted by the Company on this ___ day of ____________, 2000.

                         Waterbury Resources Inc.

                         By /s/ Peter Anderson
                            Peter Anderson
                            Its Director

                  Exhibit 3 Placement Letter of Intent

                            Exhibit 4- Finders

                           DIVIDEND ESCROW AGREEMENT


     THIS DIVIDEND ESCROW AGREEMENT is made and entered into as of the 15th day of November, 2000 between and among Leonard W. Burningham,
Esq., as escrow agent, ("Escrow Agent"), G/O International, Inc., a Colorado corporation (the "Company") and Waterbury Resources Inc. a Cayman Islands company ("Waterbury").

                                 RECITALS


     WHEREAS, the Company is the holder of a total of _________ of the $0.0001 par value per share Ordinary Shares of Waterbury Resources Inc., a Cayman Islands corporation;

     WHEREAS, the Company, pursuant to that certain Reorganization Plan and Agreement dated November __, 2000 among Waterbury Resources Inc., a Cayman Islands corporation ("Waterbury"), (ii) G/O International, Inc., a Colorado corporation, (iiii) Beijing Orient LegendMaker Software Development Co., Ltd., a company formed under the laws of the People's Republic of China ("OLM"), and
(iv) those persons or entities who are the beneficial owners of 20,000,000 of the capital Shares of OLM, which constitutes 100% of the issued and outstanding capital stock of OLM (the "OLM Shareholders"), has caused Waterbury to issue to the OLM Shareholders, in exchange for 20,000,000 Ordinary Shares of OLM tendered by such OLM Shareholders, a total of 66,000,000 of the $0.0001 par value per share Ordinary Shares of Waterbury and, in addition, has agreed to: (i) immediately distribute the $0.0001 par value per share Ordinary Shares of Waterbury held by the Company to an escrow agent to be held by such escrow agent for further distribution to those G/O Colorado Shareholders or their assigns, determined as of a dividend date selected by G/O Colorado, upon registration by Waterbury of its $0.0001 par value per share Ordinary Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended; or, alternatively, pursuant to a registration of the Ordinary Shares pursuant to the Securities Act of 1933, as amended.

     WHEREAS, the Company and Waterbury desire that Escrow Agent be appointed for the purposes of receiving, holding and distributing the Ordinary Shares, $0.0001 par value per share, of Waterbury distributed by the Company based upon the terms stated herein and Waterbury and the Company agree to the appointment of Escrow Agent for such purposes.


     NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter expressed, the parties hereto do hereby agree as follows:

     1. Appointment of Escrow Agent. Escrow Agent is hereby appointed by each of the signatories hereto as agent for the purpose of receiving holding and distributing all Shares delivered into escrow hereunder.

     2. Deposit of Shares.    Simultaneous with the execution and delivery of
this Escrow Agreement, the Company shall deliver to Escrow Agent a share certificate representing the $0.0001 par value per share Ordinary Shares of Waterbury held by the Company (the "Shares"). The Shares shall be accompanied by: (1) a duly executed irrevocable Assignment Separate From Certificate with executed, in blank, by the Company with signatures guaranteed by a commercial bank or trust company having an office or correspondent in New York City or by a member of the New York Stock Exchange; and (2) a list compiled, as of the dividend date established by the Company, setting forth those shareholders of record of the Company that are entitled to the receipt of the Shares deposited with Escrow Agent and their respective shareholdings in the Company, as of such dividend date (Shareholders List").

     3. Release of Escrow Shares. Upon receipt by the Escrow Agent of a copy of correspondence from the United States Securities and Exchange Commission, notifying Waterbury of the effective registration of its the $0.0001 par value per share Ordinary Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended; or, alternatively, pursuant to the Securities Act of 1933, as amended, Escrow Agent, shall release the Shares to the Company's shareholders, set forth in the Shareholder List. Each of the Company's shareholders shall receive that number of the Waterbury Ordinary Shares as determined by multiplying the total number of shares of Waterbury held by the Company by the fraction determined by dividing the number of shares of each respective shareholder of the Company as set forth in the Shareholder List by
the total number of shares of the Company issued and outstanding.   Escrow
Agent shall maintain books and records of such Shares distributed, which shall be available for inspection by the Company's shareholders at the offices of the Escrow Agent upon 48 hours prior written request.

     4. Concerning The Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Company, that:

          (a) The Escrow Agent shall not be under any duty to give the Shares (the Shares deposited by the Company hereunder shall hereinafter be referred to collectively as the "Escrowed Property") held by it hereunder any greater degree of care than it gives its own similar property.

          (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

          (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property, or any loss of interest incident to any such delay.

          (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

          (f) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. the Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amount that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment or funds that are part of the Escrowed Property and it is not responsible for any other reporting. This paragraph and paragraph (c) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of this Escrow Agent.

          (g) The Escrow Agent makes no representations as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

          (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (i) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrowed Property to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any an all further obligations arising in connection with the Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at the time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agents sole responsibility after that time shall be to safe keep the Escrowed Property until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a Final Order of a Court of competent jurisdiction.

          (j) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the content thereof.

          (k) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i) a final non-appealable order of a Court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said opinion is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question.

          (l) The Company shall pay the Escrow Agent compensation (as payment in full for the services to be rendered by the Escrow Agent hereunder) in accordance with Schedule A attached hereto and incorporated herein at the time of Closing as provided in this Escrow Agreement and agree to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements for its counsel). It is agreed that the Escrow Shares shall be held by Escrow Agent as collateral for such payment of fees or expenses of the Escrow Agent or its counsel which are not paid as provided for herein and Escrow Agent may, after reasonable written notice to the Company liquidate such number of Escrow Shares as is necessary and reasonable to fully reimburse Escrow Agent for any fees or expenses due hereunder. It is understood that the Escrow Agent's fees may be adjusted from time to time to conform to its then-current guidelines.

          (m) The parties hereunder hereby irrevocably submit to the jurisdiction of any court located in Arizona in any action or proceeding arising out of or relating to this Escrow Agreement, and the parties hereby irrevocably agree that all claims in respect of any such action or proceeding shall be heard and determined in such a Arizona court. The parties hereby consent to and grant to any such court jurisdiction over the parsons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided herein above, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

          (n) No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) which mention the name of Escrow Agent or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

          (o) The Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and the respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph 7(i) with respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties. This Escrow Agreement shall be construed in accordance with and governed by the internal law of Arizona (without reference to its rule as to conflicts of law). To the best knowledge of the principals to this transaction, neither the underlying transaction/purpose nor the Escrow Agreement violate any law or regulation.

          (p) This Escrow Agreement may only be modified by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

          (q) The Company authorizes the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including. but not limited to the Depository Trust Company and the Federal Reserve Book Entry System.

     5. Effective Date and Termination. This Agreement shall become effective on the date of execution by Escrow Agent. All of the provisions of this Agreement shall be fully performed and the escrow established hereunder shall terminate upon the distribution of all Escrow Shares as contemplated hereby.

     6. Paragraph Headings and Counterpart Signature. All paragraph headings herein are inserted for convenience only. This Agreement may be executed in several counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument.

     7. Notices. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:

     If to the Escrow Agent:

     Leonard W. Burningham, Esq.
     455 East Fifth South Suite 205
     Salt Lake City, Utah 84111


     If to the Company or G/O Colorado:

     G/O International, Inc.
     11849 Wink
     Houston, Texas 77024

     In Witness whereof, the undersigned have execute this Escrow Agreement this 15TH day of November 2000.

ESCROW AGENT

By /s/ Leonard W. Burningham
Leonard W. Burningham, Esq.

G/O International, Inc.


By /s/ John L. Burns
John L. Burns
Its President


Waterbury Resources, Inc.

By /s/ Peter Anderson
Peter Anderson, Director